Exhibit 10.1

COMMON STOCK PURCHASE AGREEMENT

by and among

CORGENIX MEDICAL CORPORATION

FINANCIÈRE ELITECH SAS

AND

WESCOR, INC.

July 12, 2010

COMMON STOCK PURCHASE AGREEMENT

THIS COMMON STOCK PURCHASE AGREEMENT (this “Agreement”) is entered into effective as of July 12, 2010 (the “Effective Date”), by and among Corgenix Medical Corporation, a Nevada corporation (the “Company”), Financière Elitech SAS, a société par actions simplifiée organized under the laws of France (“Elitech”), and Wescor, Inc., a Utah corporation and subsidiary of Elitech (“Investor”).

WHEREAS, Investor desires to purchase shares of the Company’s common stock and acquire the right to purchase additional shares of common stock pursuant to the terms of warrants, on the terms and conditions set forth herein;

WHEREAS, the Company desires to issue to Investor shares of the Company’s common stock and grant to Investor the right to purchase additional shares of common stock pursuant to the terms of such warrants, subject to the terms and conditions set forth herein; and

WHEREAS, Elitech desires to enter into or to cause either Investor or an Affiliate of Investor to enter into two agreements in connection with the issuance of common shares and warrants to Investor, namely: (i) a distribution agreement with the Company to serve as the Company’s exclusive distributor of certain products worldwide, except in North America; and (ii) a joint product development agreement pursuant to which the Company and Elitech, or an Affiliate of Elitech, will collaborate on the development of certain products.

NOW, THEREFORE, in consideration of the promises, covenants and conditions contained herein, the parties mutually agree as follows:

1.                                      DEFINITIONS.  For purposes of this Agreement, the following terms will have the following meanings:“Act” means the United States Securities Act of 1933, as amended.

“Actual Trading Day” means any day on which a trade of Common Stock occurs using the facilities of the OTC Bulletin Board (OTCBB) regulated quotation service.

“Affiliate” has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Exchange Act.

“Assignment and Assumption Agreement” means that certain Assignment and Assumption Agreement substantially in the form attached as Exhibit A.

“Blue Sky Laws” means any state law in the United States that regulates the offering and sale of securities.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day, other than a Saturday or Sunday and other than a day that banks in the State of Colorado are generally authorized or required by applicable law to be closed.

“Change of Control” means a change in ownership or control of the Company through any of the following transactions: (i) a merger, consolidation or other reorganization of the Company with another entity, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor entity are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Company’s outstanding voting securities immediately prior to such transaction; (ii) a sale, transfer or other disposition of all or substantially all of the Company’s assets; or (iii) the acquisition, directly or indirectly by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company), of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s shareholders.  For purposes of this Agreement, the following will not constitute a Change of Control under this Agreement: (x) any registered public offering of the Company’s securities; (y) any Permitted Stock Sales; or (z) a Common Stock dividend or stock split distributable on a pro-rata basis to all holders of Common Stock.

“Closing” or “Closings” means the First Closing Date, Second Closing Date and/or Third Closing Dates, collectively, or individually, as applicable.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Common Stock” means the common stock of the Company, $.001 par value, per share.

“Company Subsidiaries” means Corgenix, Inc., a Delaware corporation, and Corgenix U.K. Ltd., a corporation organized under the laws of the United Kingdom (“Corgenix U.K. Ltd.”).

“Disclosure Materials” means the Company’s most recent annual filing on Form 10-K, all Forms 10-Q filed since the Company’s most recent Form 10-K, and all Forms 8-K filed since the date of the Company’s last Form 10-Q, including all reports, schedules, forms, statements, exhibits and other documents required to be filed therewith.

“Distribution Agreement” means that certain Master Distribution Agreement substantially in the form attached as Exhibit B and effective as of the First Closing Date by and between the Company and Elitech UK Limited, a private limited company organized under the laws of the United Kingdom and a subsidiary of Elitech (“Elitech UK Limited”), as such agreement may be amended, restated or replaced from time to time.

“Distributorship Agreements” has the meaning set forth in Section 7.1.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“First Closing Date” has the meaning set forth in Section 2.1(A).

“First Tranche” means the purchase and sale of the First Tranche Shares and issuance of the First Tranche Warrant.

“First Tranche Shares” has the meaning set forth in Section 2.1(A).

“First Tranche Warrant” has the meaning set forth in Section 2.1(B).

“GAAP” means United States generally accepted accounting principles.

“Investor’s Designee” has the meaning set forth in Section 11.1.

“Joint Product Development Agreement” means that certain Joint Product Development Agreement substantially in the form attached as Exhibit C and effective as of the First Closing Date, as it may be amended, restated or replaced from time to time.

“Legend” has the meaning set forth in Section 6.1(F)(i).

“Notice of an Offer” has the meaning set forth in Section 12.2.

“Offer Period” has the meaning set forth in Section 12.3.

“Permitted Stock Sales” means any one or more of the following: (i) the grant or issuance of Common Stock or any option, warrant or other right to purchase Common Stock (or securities exercisable or convertible therefore) to any employee or consultant of the Company pursuant to a plan authorized by the Board of Directors or otherwise pursuant to authority of the Board of Directors; or (ii) the issuance of any Common Stock upon exercise or conversion of any right, warrant, option or contract outstanding as of the date of this Agreement.

“Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

“SEC” means the United States Securities and Exchange Commission.

“Second Closing Date” has the meaning set forth in Section 2.2(A).

“Second Tranche” means the purchase and sale of the Second Tranche Shares and issuance of the Second Tranche Warrant.

“Second Tranche Milestone” has the meaning set forth in Section 2.2(C).

“Second Tranche Shares” has the meaning set forth in Section 2.2(A).

“Second Tranche Warrant” has the meaning set forth in Section 2.2(B).

“Share Purchase Price” means the per share price of Common Stock to be purchased pursuant to this Agreement or the Warrants and will be calculated as follows: (i) the average of the closing price for the immediately preceding five (5) Actual Trading Days multiplied by (ii) one hundred thirty percent (130%); provided, however, if such Share Purchase Price is less than $0.15, then the Share Purchase Price will be $0.15, and if the Share Purchase Price is greater than $0.20, then the Share Purchase Price will be $0.20.  All calculations made pursuant to this formula will be made to the nearest cent.

“Third Closing Date” has the meaning set forth in Section 2.3(A).

“Third Tranche” means the purchase and sale of the Third Tranche Shares and issuance of the Third Tranche Warrant.

“Third Tranche Milestone” has the meaning set forth in Section 2.3(C).

“Third Tranche Shares” has the meaning set forth in Section 2.3(A).

“Third Tranche Warrant” has the meaning set forth in Section 2.3(B).

“Transaction Documents” means this Agreement, the First Tranche Warrant, the Distribution Agreement, the Joint Product Development Agreement, the Second Tranche Warrant and the Third Tranche Warrant, as applicable, and each other agreement and document executed by the Company, Elitech, Investor, or their respective Affiliates, in connection with the transactions contemplated by this Agreement.

“Warrants” means, collectively, the First Tranche Warrant, Second Tranche Warrant and Third Tranche Warrant.

2.                                      PURCHASE AND SALE OF STOCK & ISSUANCE OF WARRANTS.

2.1.                              First Tranche.

(A)                              Purchase of First Tranche Shares.  On July 16, 2010, at 10:00 a.m. Mountain Standard Time, or on such other date as the parties agree to in writing (the “First Closing Date”), the Company will sell to Investor and Investor will purchase from the Company the total number of shares of Common Stock (rounded up to the next whole share in the event of a fractional share) equal to One Million Two Hundred Fifty Thousand and 00/100 United States dollars (US$1,250,000.00) divided by the Share Purchase Price (to be determined as of the First Closing Date) (“First Tranche Shares”).

(B)                                Issuance of First Tranche Warrant.  On the First Closing Date, and for no additional consideration, the Company will issue a warrant in substantially the same form attached hereto as Exhibit D (the “First Tranche Warrant”) to purchase a number of shares equal to fifty percent (50%) of the First Tranche Shares (rounded to the next whole share), at a per share exercise price equal to the Share Purchase Price.

2.2.                              Second Tranche.

(A)                              Purchase of Second Tranche Shares.  On or before the six (6) month anniversary of the First Closing Date, or on such other date as the parties agree to in writing, subject to completion of the Second Tranche Milestone as set forth in Section 2.2(C) below (the “Second Closing Date”), the Company will sell to Investor and Investor will purchase from the Company the total number of shares of Common Stock (rounded up to the next whole share in the event of a fractional share) equal to Two Hundred Fifty Thousand and 00/100 United States dollars (US$250,000.00) divided by the Share Purchase Price (“Second Tranche Shares”).

(B)                                Issuance of Second Tranche Warrant.  On the Second Closing Date, provided the Second Tranche Shares have been purchased, and for no additional consideration,

the Company will issue a warrant (the “Second Tranche Warrant”) to purchase a number of shares equal to fifty percent (50%) of the Second Tranche Shares (rounded to the next whole share), at a per share exercise price equal to the Share Purchase Price.

(C)                                Achievement of Second Tranche Milestone.  On or before the six (6) month anniversary of the First Closing Date, the Company will transfer and assign all distribution agreements that are related to the sale of Company products in any jurisdiction outside of North America, and Elitech will cause Elitech UK Limited to assume all such agreements in accordance with Article 7 (“Second Tranche Milestone”).

2.3.                              Third Tranche.

(A)                              Purchase of Third Tranche Shares.  On or before the twelve (12) month anniversary of the First Closing Date, or on such other date as the parties agree to in writing, subject to the completion of the Third Tranche Milestone as set forth in Section 2.3(C) below (the “Third Closing Date”), the Company will sell to Investor and Investor will purchase from the Company the number of shares of Common Stock (rounded up to the next whole share in the event of a fractional share) equal to Five Hundred Thousand and 00/100 United States dollars (US$500,000.00) divided by the Share Purchase Price (“Third Tranche Shares”).

(B)                                Issuance of Third Tranche Warrant.  On the Third Closing Date, provided the Third Tranche Shares have been purchased, and for no additional consideration, the Company will issue a warrant (the “Third Tranche Warrant”) to purchase a number of shares equal to fifty percent (50%) of the Third Tranche Shares (rounded to the next whole share), at a per share exercise price equal to the Share Purchase Price.

(C)                                Achievement of Third Tranche Milestone.  On or before the twelve (12) month anniversary of the First Closing Date, the Executive Committee (as that term is referred to in the Joint Product Development Agreement) will have determined the feasibility of creating not less than two (2) New Corgenix Assays (as that term is defined in the Joint Product Development Agreement) in accordance with Article 9 (“Third Tranche Milestone”).

3.                                      REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  The Company represents, warrants and acknowledges to Elitech and Investor as follows:

3.1.                              Organization, Good Standing and Qualification.  Each of the Company and each of the Company Subsidiaries (i) has been organized and is validly existing and in good standing under the laws of its jurisdiction of organization, (ii) is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, (iii) has all requisite power and authority to own or lease and operate its properties and assets, and to carry on its business as now conducted and as currently proposed to be conducted, and (iv) has obtained all licenses, permits, franchises and other governmental authorizations necessary to the ownership or operation of its properties or the conduct of its business.  Copies of the Organizational Documents, as amended and currently in force, of the Company and each of the Company Subsidiaries have been furnished by the Company to Elitech and Investor for inspection. For purposes of this Agreement,

“Organizational Documents” means, with respect to any entity, the certificate of incorporation, bylaws and/or other similar governing documents of such entity.

3.2.                              Subsidiaries.  The Company owns all of the equity interests in the Company Subsidiaries, and no third party possesses any right to acquire any interest in the Company Subsidiaries.  Other than the Company Subsidiaries, the Company does not own of record or beneficially any securities in any other Person.

3.3.                              Requisite Power and Authority.  The Company has all necessary corporate power and authority to execute and deliver the Transaction Documents and to perform its obligations thereunder.  The execution and delivery of the Transaction Documents, the performance of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company.  Upon execution and delivery, the Transaction Documents will be the valid and binding obligations of Investor, enforceable in accordance with their terms, except as limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and (B) the application of general principles of equity.

3.4.                              No Conflicts.  The execution and delivery of each of the Transaction Documents does not or will not, as the case may be, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a material penalty or right of termination, amendment, cancellation or acceleration of any material obligation or the loss of a material benefit under, or the creation of a lien or encumbrance on any material assets pursuant to (A) any provision of the Organizational Documents of the Company or any Company Subsidiary or (B) (x) any material obligation, instrument, permit, concession, franchise or license of the Company or any Company Subsidiary, or (y) except as would not reasonably be expected to have a material adverse effect on the Company or any Company Subsidiary, any judgment, order, decree, statute, law, ordinance, rule or regulation.

3.5.                              Capitalization.  As of the execution date of this Agreement, the authorized capital stock of the Company consists of 200,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, of which 30,982,803 shares of Common Stock and 236,681 shares of redeemable convertible preferred shares are issued and outstanding.  Additionally the following options and warrants are outstanding: 2,440,000 shares are exercisable through various stock options and 33,728,177 shares in the form of warrants are exercisable.  Except as set forth above or otherwise disclosed in the Disclosure Materials, there are no other authorized or outstanding shares of capital stock of the Company or voting securities or commitments to issue any shares of capital stock or voting securities of the Company other than pursuant to the outstanding stock options and warrants of the Company referenced above.  No bonds, debentures, notes or other indebtedness of the Company nor any of the Company Subsidiaries having, or convertible into other securities having, the right to vote on any matters on which stockholders may vote are authorized, issued or outstanding.  There are no outstanding obligations of the Company or any of the Company Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or the Company Subsidiaries.  There is no voting trust or other agreement to which the Company or any of the Company Subsidiaries is a party or is bound, or, to the knowledge of the Company, to which any stockholder of such entity is a party or is bound, with respect to the voting of the capital stock or other voting securities of the Company or any Company Subsidiary.  The Company has the ability to effect any action requiring the approval of the stockholders of any of the Company Subsidiaries and to designate all of the members of the board of directors or others performing similar functions of each of the Company Subsidiaries.

3.6.                              Public Disclosure.

(A)                              Disclosure Materials.  The Company acknowledges that the Company is a publicly held company and has made available to Investor copies of the Disclosure Materials.  The Company has registered its Common Stock pursuant to Section 12(g) of the Exchange Act, as amended, and the Common Stock is quoted and traded on the OTCBB.  The Company has received no notice, either oral or written, with respect to the continued quotation or trading of the Common Stock on the OTCBB.  The Company has filed all Disclosure Materials with the SEC.  No Company Subsidiary is required to file any form, report or other document with the SEC or any similar securities regulatory authority in any jurisdiction.  As of their respective dates (and, if amended or superseded by a filing prior to the Effective Date, then on the date of such filing), the Disclosure Materials complied in all material respects with the requirements of the Exchange Act, as amended, and rules and regulations of the SEC promulgated thereunder and the Disclosure Materials did not contain, nor will any of the Company’s subsequent filings made after the Effective Date and prior to the First Closing Date amending or superseding any Disclosure Materials contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  Subject to the accuracy of the Investor’s representations in this Agreement, the sale of the shares of Common Stock by the Company will not require registration under the Act.

(B)                                Financial Statements.  Each of the financial statements (including the related notes) included in the Disclosure Materials presents or will present fairly, in all material respects, the consolidated financial position and consolidated results of operations of the Company and the Company Subsidiaries as of the respective dates or for the respective periods set forth therein, all in conformity with GAAP consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of the unaudited interim financial statements, to normal and recurring year-end adjustments that have not been and are not expected to be material in amount, and except that the unaudited financial statements need not contain footnotes.  Since December 31, 2009, there has been no material change in the Company’s accounting methods or principles except as described in the notes to the consolidated financial statements of the Company contained in the Disclosure Materials.  All of such Disclosure Materials, as of their respective dates (and as of the date of any amendment to the respective Disclosure Materials), complied and will comply as to form in all material respects with the applicable requirements of the Act and the Exchange Act and the rules and regulations promulgated thereunder.

(C)                                Contingent Liabilities.  Except (i) as set forth in the consolidated balance sheets (and notes thereto) of the Company and its consolidated Company Subsidiaries included in the Disclosure Materials, and (ii) for liabilities or obligations incurred in the ordinary course of business (none of which is a material liability resulting from breach of contract, breach of warranty, tort, infringement, claim or lawsuit), since December 31, 2009, neither the Company nor any Company Subsidiary has incurred any material liabilities or material obligations of any nature (whether accrued, absolute, contingent, asserted, liquidated or otherwise).

3.7.                              Compliance with Applicable Laws; Regulatory Matters.  The Company and the Company Subsidiaries hold all permits, licenses, certificates, franchises, registrations, variances, exemptions, orders and approvals of all governmental entities (collectively, “Permits”) that are material to the operation of their respective businesses, except for such failures to have received such Permits as would not reasonably be expected to have a material adverse effect on the Company.  The Company and the Company Subsidiaries are in compliance with the terms of such Permits, except where the failure to so comply would not reasonably be expected to have a material adverse effect on the Company.  The businesses of the Company and of each Company Subsidiary are not being and have not been conducted in violation of any law, ordinance, regulation, judgment, decree, injunction, rule or order of governmental entity, except for violations which would not reasonably be expected to have a material adverse effect on the Company.  No investigation by any governmental entity with respect to the Company or any of the Company Subsidiaries is pending or, to the knowledge of the Company, threatened.

3.8.                              Valid Issuance of Stock.  The shares of Common Stock to be purchased pursuant to this Agreement and stock issuable upon exercise of the Warrants, when issued, sold and delivered in accordance with the terms of this Agreement and the Warrants, as applicable, will be duly and validly issued, fully paid and non assessable, free of any liens, charges, claims, security interests or encumbrances, other than liens, charges, claims, security interests and encumbrances created by or imposed upon the holders thereof, and are not subject to preemptive rights or rights of first refusal created by statute, the Company’s Articles of Incorporation or Bylaws or any agreement to which the Company is a party or by which it is bound.

4.                                      REPRESENTATIONS AND WARRANTIES OF INVESTOR.  Investor represents, warrants and acknowledges to the Company as follows:

4.1.                              Organization, Good Standing and Qualification.  Investor is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah and has all requisite corporate power and authority to own its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted.  Investor is qualified to do business as a foreign corporation in each jurisdiction where failure to be so qualified could have or cause a material adverse effect.

4.2.                              Requisite Power and Authority.  Investor has all necessary corporate power and authority under all applicable provisions of law to execute and deliver the Transaction Documents and to perform its obligations thereunder.  Upon execution and delivery, the Transaction Documents will be the valid and binding obligations of Investor, enforceable in accordance with their terms.

4.3.                              Consents.  All consents, approvals, orders, authorizations or registration, qualification, designation, declaration or filing with any governmental or banking authority on the part of Investor required in connection with the consummation of the transactions contemplated in this Agreement have been or will have been obtained prior to, and be effective as of the Closing.

4.4.                              Purchase Entirely for Own Account.  This Agreement is made with Investor in reliance upon the Investor’s representation to the Company, which by Investor’s execution of this Agreement Investor hereby confirms that the shares of Common Stock to be acquired by Investor and the Warrants to be issued will be acquired for investment for Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Investor has no present intention of selling, granting any participation in, or otherwise distributing the same.  By executing this Agreement, Investor further represents that Investor does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the shares of Common Stock to be purchased or the Warrants to be issued.  Investor has not been formed for the specific purpose of acquiring the shares of Common Stock or the Warrants to be issued.

4.5.                              Restricted Securities.  Investor understands that none of the shares of Common Stock to be purchased pursuant to this Agreement, the Warrants, or any shares of Common Stock issuable upon exercise of the Warrants, have been, nor will they be, registered under the Act, by reason of a specific exemption from the registration provisions of the Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Investor’s representations as expressed herein.  Investor understands that the shares of Common Stock to be purchased pursuant to this Agreement, the Warrants and the shares of Common Stock issuable upon exercise of the Warrants are “restricted securities” under applicable U.S. federal securities laws and Blue Sky Laws and that, pursuant to these laws, Investor must hold the shares of Common Stock to be purchased indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available.  Investor acknowledges that the Company has no obligation to register or qualify for resale the Warrants or the shares of Common Stock to be purchased pursuant to this Agreement or upon exercise of the Warrants.  Investor further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the shares of Common Stock to be purchased pursuant to this Agreement or upon exercise of the Warrants, and on requirements relating to the Company which are outside of Investor’s control, and which the Company is under no obligation and may not be able to satisfy.

4.6.                              Investor Can Protect Its Own Interests.  By reason of its, or of its management’s, business or financial experience, Investor has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement.

4.7.                              Access to Information.  Investor has been given access to all Company documents, records, and other information, has received physical delivery of all those documents and records that it has requested, and has had adequate opportunity to ask questions of, and has received answers from, the Company’s officers, employees, agents, accountants and representatives concerning the Company’s business, operations, financial condition, assets, liabilities and all other matters relevant to its investment in the shares of Common Stock to be purchased pursuant to this Agreement and the Warrants to be issued.  Investor acknowledges that neither the Company nor any of its stockholders have made any representations or warranties except to the extent expressly set forth in this Agreement, the Transaction Documents or the Exhibits or schedules attached hereto and thereto.

4.8.                              Foreign Investors.  If Investor is not a United States person (as defined by Section 7701(a)(30) of the Code), Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the shares of Common Stock to be purchased pursuant to this Agreement, the Warrants to be issued or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the shares of Common Stock, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the shares of Common Stock to be purchased pursuant to this Agreement or the Warrants to be issued.  Investor’s subscription and payment for and continued beneficial ownership of the shares of Common Stock will not violate any applicable securities or other laws of Investor’s jurisdiction.

5.                                      COVENANTS OF THE PARTIES.

5.1.                              Approval of Customers.  It will be a condition to closing the First Tranche that Investor will have the opportunity to conduct a reference check and approve the input of the five (5) sample customers that have been provided by the Company.  The Investor will complete its reference check within three (3) Business Days of the Effective Date.

5.2.                              Amendment of Bylaws and Resolutions Approving Transaction.  The Board of Directors will (A) amend the Company’s Bylaws to permit the Company to opt out of any requirements under Nevada Revised Statutes §§ 78.378 to 78.3793 relating to required approval of acquisition of a controlling interest, and (B) duly adopt all necessary and appropriate resolutions acknowledging that this Agreement and the transactions related hereto are approved in accordance with Nevada Revised Statutes § 78.438(1).

5.3.                              Certain Actions to Close the First Tranche, Second Tranche and Third Tranche.  Subject to the terms of this Agreement, each party will use its commercially reasonable efforts to fulfill, and to cause to be satisfied, the conditions in Articles 6, 8 and 10 (but with no obligation to waive any such condition) and to consummate and effect the transactions contemplated herein, including to cooperate with and assist each other in all reasonable respects in connection with the foregoing.

5.4.                              Access to Information.  From the date hereof through the respective Closings, subject to Section 11.2 and the Company’s reasonable confidentiality precautions, the Company will permit, and will cause the Company Subsidiaries to permit, Investor to have access during normal business hours and upon reasonable notice from Investor, to the facilities, personnel, books and records of the Company and the Company Subsidiaries for the opportunity to investigate the Company and the Company Subsidiaries.  Investor will conduct such investigation in a manner that does not unreasonably interfere with the operations of the

Company or the Company Subsidiaries and will not have access to any personnel without the written consent of the Company or a Company Subsidiary, as appropriate.

6.                                      CONDITIONS TO CLOSING THE FIRST TRANCHE.

6.1.                              Conditions to Investor’s Obligations.  Investor’s obligations to purchase the First Tranche Shares and to otherwise consummate the transactions contemplated in this Agreement at the First Closing Date are subject to satisfaction of the following conditions:

(A)                              Accuracy of Representations and Warranties.  The Company’s representations and warranties in this Agreement and in any certificate or document delivered pursuant to this Agreement will be true and correct in all material respects on and as of the First Closing Date as if made again as of such date; provided, however, that each representation and warranty of the Company in Section 3.1 will be true and correct in all respects on and as of the First Closing Date as if made again as of such date.

(B)                                No Legal Action.  No federal, state or local governmental authority of competent jurisdiction will have instituted any proceedings to restrain, prohibit or otherwise challenge the legality or validity of the transactions contemplated herein that has not been dismissed or otherwise resolved in a manner that does not materially and adversely affect the transactions contemplated herein, and no injunction, order or decree of any federal, state or local governmental authority is in effect that restrains or prohibits the purchase or sale of the shares of Common Stock or the consummation of the other transactions contemplated herein.

(C)                                Election of Directors.  Effective as of the First Closing Date, the Board of Directors will have approved of, in its reasonable discretion and received all necessary approvals and consents to appoint David Ludvigson to serve on the Board of Directors.

(D)                               Approval of Customers.  Investor will have approved of the sampling of customers in accordance with Section 5.1.

(E)                                 Covenants.  The Company will have complied, in all material respects, with the covenants set forth in Sections 5.1, 5.2, 5.3 and 5.4.

(F)                                 Company’s Deliverables.  The Company will have delivered to Investor the following documents duly executed by the Company, or on behalf of the Company:

(i)                                     a certificate representing the First Tranche Shares being purchased by Investor, inclusive of the following legend (hereinafter “Legend”):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER SECURITIES LAWS, HAVE BEEN TAKEN FOR INVESTMENT, AND MAY NOT BE SOLD OR TRANSFERRED OR OFFERED FOR SALE OR TRANSFER UNLESS A REGISTRATION STATEMENT UNDER THE

SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS WITH RESPECT TO SUCH SECURITIES IS THEN IN EFFECT, OR SUCH REGISTRATION UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS IS NOT REQUIRED.

(ii)                                  the First Tranche Warrant;

(iii)                               a copy of the Company’s Articles of Incorporation, Bylaws, and resolutions of the Board of Directors approving the transactions contemplated by this Agreement and appointing David Ludvigson to serve on the Board of Directors, certified by the Secretary of the Company to be true and correct as of the Closing Date;

(iv)                              a certificate dated as of the First Closing Date and signed by the President of the Company certifying that all of the representations and warranties of the Company comply with Section 6.1(A) and that the Company has fulfilled the covenants in Sections 5.1 to 5.4;

(v)                                 the duly authorized and executed Distribution Agreement; and

(vi)                              the duly authorized and executed Joint Product Development Agreement.

6.2.                              Conditions to the Company’s Obligations.  The Company’s obligations to sell the First Tranche Shares, to issue the First Tranche Warrant and to otherwise consummate the transactions contemplated in this Agreement at the First Closing Date are subject to satisfaction of the following conditions:

(A)                              Accuracy of Representations and Warranties.  The representations and warranties of Investor herein or in any document delivered pursuant to this Agreement will be true and correct in all material respects on and as of the First Closing Date; provided, however, that each representation and warranty of Investor in Section 4.1 will be true and correct in all respects on and as of the First Closing Date as if made again as of such date.

(B)                                Covenants.  Investor will have complied, in all material respects, with the covenants set forth in Sections 5.1, 5.3 and 5.4.

(C)                                Investor’s Deliverables.  The Investor will have delivered to the Company the following documents duly executed by Investor, or on behalf of Investor:

(i)                                     a wire transfer of immediately verifiable funds in an amount equal to US$1,250,000.00;

(ii)                                  resolutions of Investor’s board of directors approving the transactions contemplated by this Agreement;

(iii)                               a certificate dated as of the First Closing Date and signed by the President of Investor certifying that all of the representations and warranties of Investor comply with Section 6.2(A);

(iv)                              the duly authorized and executed Distribution Agreement; and

(v)                                 the duly authorized and executed Joint Product Development Agreement.

6.3.                              Failure of Condition.  Any condition specified in this Article 6 may be waived, if consented to in writing by the party whose performance is subject to satisfaction of the condition.

6.4.                              Termination.  All obligations and rights associated with this Agreement may be terminated at any time prior to the First Closing Date:

(A)                              By the mutual consent of the Company and Investor;

(B)                                By the Company or Investor if the Closing has not occurred on or before July 31, 2010 (or such later date as may be mutually agreed to by the parties in writing);

(C)                                By Investor, if any condition in Section 6.1 becomes incapable of fulfillment as of the First Closing Date, provided that Investor has not waived such condition; or

(D)                               By the Company, if any condition in Section 6.2 becomes incapable of fulfillment as of the First Closing Date, provided that the Company has not waived such condition.

Termination of this Agreement under any of the preceding clauses (B) through (D) will be effective two (2) Business Days after the party seeking termination gives the other parties written notice of such termination.  Notwithstanding any provision in this Section 6.4, a party will not have a right to terminate this Agreement (except by mutual written consent pursuant to Section 6.4(A)) if the failure to satisfy any condition to closing results in any material respect from the breach (or anticipated breach) by such terminating party of any of its representations, warranties, covenants or agreements contained in this Agreement.

6.5.                              Effect of Termination.  If terminated pursuant to Section 6.4, then this Agreement will be of no further force or effect, except for the terms of Section 11.2, and no party will have any further obligation or liability hereunder (except pursuant to the section set forth above).

7.                                      SECOND TRANCHE MILESTONE

7.1.                              Transfer and Assignment of Distribution Agreements.  For purposes of meeting the conditions set forth in Section 2.2(C), effective as of the Second Tranche Closing Date, the Company will assign, transfer (and if not transferrable by the terms of such agreement, then transfer the economic benefit) to Elitech UK Limited or cause Corgenix U.K. Ltd. to assign and transfer (and if not transferrable by the terms of such agreement, then transfer the economic benefit), and Elitech UK Limited will assume all of the obligations of the Company or Corgenix U.K. Ltd. under all distribution agreements executed by Company or Corgenix U.K. Ltd., as the case may be, related to any distributor whose territory is outside of North America (“Distributorship Agreements”).

7.2.                              Inability to Obtain Novation.  If the Company and Corgenix U.K. Ltd. are unable to obtain, or to cause to be obtained, any required consent, approval, release, substitution or amendment allowing any Distributorship Agreement to be assigned or transferred to, or managed by, Elitech UK Limited, then the Company or Corgenix U.K. Ltd., as the case may be, will continue to be bound by such agreements and, unless otherwise prohibited by law or the terms thereof, Elitech UK Limited shall, as agent or subcontractor for the Company and Corgenix U.K.

Ltd., as the case may be, pay, perform, and discharge fully, or cause to be paid, transferred or discharged, all the rights and obligations of the Distributorship Agreements from and after the closing of the Second Tranche.  If an agency or subcontractor management relationship will not adequately address the needs of the Company, Corgenix U.K. Ltd., and Elitech UK Limited, then the Company, Corgenix U.K. Ltd., and Elitech UK Limited will in good faith structure a mutually acceptable arrangement to accomplish the intent of this Agreement. Under the circumstances contemplated by this Section 7.2, it is the intent of the parties that the Company and Corgenix U.K. Ltd. shall, without further consideration other than that delivered at the closing of the Second Tranche, deliver to Elitech UK Limited the value, net of tax obligations of the Company and/or Corgenix U.K. Ltd. on revenue generated (and net of the balance of any applicable foreign tax credits), of all rights and other consideration received by them in respect of operations under the Distributorship Agreements. If and when any such consent, approval, release, substitution or amendment shall be obtained or such Distributorship Agreements shall otherwise become assignable or able to be novated, each of the Company and Corgenix U.K. Ltd. shall thereafter assign, or cause to be assigned, all its rights and obligations thereunder to Elitech UK Limited without the payment of any further consideration, and Elitech UK Limited shall, without any further consideration, assume such rights and obligations, subject to Investor and Elitech’s indemnification obligations set forth in Section 7.3(A) below.

7.3.                              Indemnification.

(A)                              Investor and Elitech, jointly and severally, will indemnify and hold harmless the Company and Corgenix U.K. Ltd., and their respective directors, officers, stockholders, Affiliates and agents (together with the Company and Corgenix U.K. Ltd., collectively, the “Corgenix Indemnified Parties,” or individually, a “Corgenix Indemnified Party”), at all times as of and after the Second Closing Date, from and against, and shall compensate and reimburse each Corgenix Indemnified Party for, any and all out-of-pocket damages, costs, liabilities, losses, judgments, penalties, fines, fees expenses or other costs, (including, without limitation, any and all common law, civil law, treaty, European Union or any country specific imposed or permitted fines or fees), including reasonable attorneys’ fees (collectively, “Damages”) incurred by any Corgenix Indemnified Party, arising from or incurred after the Second Closing Date and relating to: (1) any action taken under or failure to act pursuant to any of the Distributorship Agreements; or (2) the termination, modification, transfer, assignment (or deemed termination, modification, transfer or assignment thereof) of any of the Distributorship Agreements.

(B)                                The Company will indemnify and hold harmless each of Elitech, Elitech UK Limited and Investor, and their respective directors, officers, stockholders, Affiliates and agents (collectively, the “Elitech Indemnified Parties,” or individually, an “Elitech Indemnified Party”) from and against all Damages incurred by any Elitech Indemnified Party and relating to: (i) any action taken under or failure to act pursuant to any of the Distributorship Agreements prior to the closing of the Second Tranche; or (ii) the termination or severance of any employees of Corgenix U.K. Ltd.; or (iii) the leased facilities of Corgenix U.K. Ltd.

8.                                      CONDITIONS TO CLOSING THE SECOND TRANCHE.

8.1.                              Conditions to Investor’s Obligations.  Investor’s obligations to purchase the Second Tranche Shares and to otherwise consummate the transactions contemplated in this Agreement on the Second Closing Date are subject to satisfaction of the following conditions:

(A)                              Accuracy of Representations and Warranties.  The Company’s representations and warranties in this Agreement and in any certificate or document delivered pursuant to this Agreement will be true and correct in all material respects on and as of the Second Closing Date as if made again as of such date; provided, however, that each representation and warranty of the Company in Section 3.1 will be true and correct in all respects on and as of the Second Closing Date as if made again as of such date.

(B)                                No Default.  No material defaults of the Company will have occurred, that remain uncured beyond the applicable cure period(s), under this Agreement, the Distribution Agreement or the Joint Product Development Agreement.

(C)                                Covenants.  The Company will have complied, in all material respects, with the covenants set forth in Sections 5.3 and 5.4.

(D)                               Second Tranche Milestone.  The Company will have completed its obligations pursuant to the Second Tranche Milestone in accordance with Sections 7.1 and 7.2, within the time period set forth in Section 2.2(C).

(E)                                 No Legal Action.  No federal, state or local governmental authority of competent jurisdiction will have instituted any proceedings to restrain, prohibit or otherwise challenge the legality or validity of the transactions contemplated herein that has not been dismissed or otherwise resolved in a manner that does not materially and adversely affect the transactions contemplated, and no injunction, order or decree of any federal, state or local governmental authority is in effect that restrains or prohibits the purchase or sale of the shares of Common Stock or the consummation of the other transactions contemplated herein.

(F)                                 Company’s Deliverables.  The Company will have delivered to Investor the following documents duly executed by the Company, or on behalf of the Company (and, in the case of sub-clause (v) below, by or on behalf of Corgenix U.K. Ltd.):

(i)                                     a certificate representing the Second Tranche Shares being purchased by Investor, inclusive of the Legend;

(ii)                                  the Second Tranche Warrant;

(iii)                               resolutions of the Board of Directors approving issuance of the Second Tranche Shares and Warrant;

(iv)                              a certificate dated as of the Second Closing Date and signed by the President of the Company certifying that the conditions of Sections 8.1(A), 8.1(B) and 8.1(C) have been satisfied; and

(v)                                 the duly authorized and executed Assignment and Assumption Agreement.

8.2.                              Conditions to the Company’s Obligations.  The Company’s obligations to sell the Second Tranche Shares, to issue the Second Tranche Warrant and to otherwise consummate the transactions contemplated in this Agreement on the Second Closing Date are subject to satisfaction of the following conditions:

(A)                              Accuracy of Representations and Warranties.  The representations and warranties of Investor herein or in any document delivered pursuant to this Agreement will be true and correct in all material respects as of the Second Closing Date; provided, however, that each representation and warranty of Investor in Section 4.1 will be true and correct in all respects on and as of the Second Closing Date as if made again as of such date.

(B)                                No Default.  No material defaults of Elitech UK Limited will have occurred, that remain uncured beyond the applicable cure period(s), under this Agreement, the Distribution Agreement or the Joint Product Development Agreement.

(C)                                Covenants.  Investor will have complied, in all material respects, with the covenants set forth in Sections 5.3 and 5.4.

(D)                               Second Tranche Milestone.  The Investor will have completed its obligations pursuant to the Second Tranche Milestone in accordance with Sections 7.1 and 7.2, within the time period set forth in Section 2.2(C).

(E)                                 Investor’s Deliverables.  The Investor will have delivered to the Company the following documents duly executed by Investor, or on behalf of Investor (or, in the case of sub-clause (iv) below, by or on behalf of Elitech UK Limited):

(i)                                     a wire transfer of immediately verifiable funds in an amount equal to US$250,000.00;

(ii)                                  resolutions of the Investor’s board of directors approving the Second Tranche;

(iii)                               a certificate dated as of the Second Closing Date and signed by the President of Investor certifying that the conditions of Sections 8.2(A) and 8.2(B) have been satisfied; and

(iv)                              the duly authorized and executed Assignment and Assumption Agreement.

8.3.                              Failure of Condition.  Any condition specified in this Article 8 may be waived, if consented to in writing by the party whose performance is subject to satisfaction of the condition.

8.4.                              Termination.  The obligations and rights of the Company and the Investor associated with the Second Tranche may be terminated at any time prior to the Second Closing Date:

(A)                              By the mutual consent of the Company and Investor;

(B)                                By the Company or Investor if the Closing will not have occurred on or before January 16, 2011 (or such later date as may be mutually agreed to in writing);

(C)                                By Investor, if any condition in Section 8.1 becomes incapable of fulfillment as of the Second Closing Date, provided that Investor has not waived such condition, and provided further that such incapability of fulfillment is not the result of a material act or omission on the part of Investor or an Affiliate of Investor; or

(D)                               By the Company, if any condition in Section 8.2 becomes incapable of fulfillment as of the Second Closing Date, provided that the Company has not waived such condition, and provided further that such incapability of fulfillment is not the result of a material act or omission on the part of the Company or an Affiliate of the Company.

Termination of under any of the preceding clauses (B) through (D) will be effective two (2) Business Days after the party seeking termination gives the other parties written notice of such termination.  Notwithstanding any term in this Section 8.4, a party will not a have right to terminate the rights and obligations associated with the Second Tranche (except by mutual written consent pursuant to Section 8.4(A)) if the failure to satisfy any condition to closing results in any material respect from the breach (or anticipated breach) of such terminating party of any of its representations, warranties, covenants or agreements contained in this Agreement.

8.5.                              Effect of Termination.  Termination of the Second Tranche pursuant to Section 8.4 will terminate all obligations and rights of the parties related to the Second Tranche.  Notwithstanding the foregoing, termination of the Second Tranche, pursuant to Section 8.4 will not be deemed to terminate either parties’ obligations related to the Third Tranche, nor will it release any party from any liability for a breach of any term hereof (nor a waiver of any right in connection therewith) and will be in addition to any other right or remedy a party has under this Agreement or otherwise.  The exercise of a right of termination is not an election of remedies.

9.                                      THIRD TRANCHE MILESTONE; FEASIBILITY OF ASSAYS

For purposes of meeting the conditions set forth in Section 2.3(C), not later than the Third Tranche Closing Date, the Parties and their respective Affiliates will have successfully determined the feasibility of not less than two (2) New Corgenix Assays substantially in accordance with the performance criteria, prototype acceptance criteria, development time, development expenses, sourcing arrangements and such other material criteria as may be set forth in the Development Plans for such New Corgenix Assays and in accordance with the Joint Product Development Agreement.  For purposes of this Article 9, the terms “New Corgenix Assays” and “Development Plan” have the meanings ascribed to them in the Joint Product Development Agreement.

10.                               CONDITIONS TO CLOSING THE THIRD TRANCHE

10.1.                        Conditions to Investor’s Obligations.  Investor’s obligations to purchase the Third Tranche Shares and to otherwise consummate the transactions contemplated in this Agreement on the Third Closing Date are subject to satisfaction of the following conditions:

(A)                              Accuracy of Representations and Warranties.  The Company’s representations and warranties in this Agreement and in any certificate or document delivered pursuant to this Agreement will be true and correct on and as of the Third Closing Date; provided, however, that each representation and warranty of the Company in Section 3.1 will be true and correct in all respects on and as of the Third Closing Date as if made again as of such date.

(B)                                No Default.  No material defaults of the Company will have occurred, that remain uncured beyond the applicable cure period(s), under this Agreement, the Distribution Agreement or the Joint Product Development Agreement.

(C)                                Covenants.  The Company will have complied, in all material respects, with the covenants set forth in Sections 5.3 and 5.4.

(D)                               Third Tranche Milestone.  The Company will have completed its obligations pursuant to the Third Tranche Milestone in accordance with Article 9, within the time period set forth in Section 2.3(C).

(E)                                 No Legal Action.  No federal, state or local governmental authority of competent jurisdiction will have instituted any proceedings to restrain, prohibit or otherwise challenge the legality or validity of the transactions contemplated herein that has not been dismissed or otherwise resolved in a manner that does not materially and adversely affect the transactions contemplated, and no injunction, order or decree of any federal, state or local governmental authority is in effect that restrains or prohibits the purchase or sale of the shares of Common Stock or the consummation of the other transactions contemplated herein.

(F)                                 Company’s Deliverables.  The Company will have delivered to Investor the following documents duly executed by the Company, or on behalf of the Company:

(i)                                     a certificate representing the Third Tranche Shares being purchased by Investor, inclusive of the Legend;

(ii)                                  the Third Tranche Warrant;

(iii)                               resolutions of the Board of Directors approving issuance of the Third Tranche Shares and Warrant; and

(iv)                              a certificate dated as of the Third Closing Date and signed by the President of the Company certifying that the conditions of Sections 10.1(A), 10.1(B) and 10.1(C) have been satisfied.

10.2.                        Conditions to the Company’s Obligations.  The Company’s obligations to sell the Third Tranche Shares, to issue the Third Tranche Warrant and to otherwise consummate the transactions contemplated in this Agreement on the Third Closing Date are subject to satisfaction of the following conditions:

(A)                              Accuracy of Representations and Warranties.  The representations and warranties of Investor herein or in any document delivered pursuant to this Agreement will be true and correct in all material respects as of the Third Closing Date; provided, however, that each representation and warranty of Investor in Section 4.1 will be true and correct in all respects on and as of the Third Closing Date as if made again as of such date.

(B)                                No Default.  No material defaults of Elitech UK Limited will have occurred, that have remained uncured beyond the applicable cure period(s), under this Agreement, the Distribution Agreement or the Joint Product Development Agreement.

(C)                                Covenants.  Investor will have complied, in all material respects, with the covenants set forth in Sections 5.3 and 5.4.

(D)                               Third Tranche Milestone.  Investor will have completed its obligations pursuant to the Third Tranche Milestone in accordance with Article 9, within the time period set forth in Section 2.3(c).

(E)                                 Investor’s Deliverables.  The Investor will have delivered to the Company the following documents duly executed by Investor, or on behalf of Investor:

(i)                                     a wire transfer of immediately verifiable funds in an amount equal to US$500,000.00;

(ii)                                  resolutions of the Investor’s board of directors approving the Third Tranche; and

(iii)                               a certificate dated as of the Third Closing Date and signed by the President of Investor certifying that the conditions of Sections 10.2(A) and 10.2(B) have been satisfied.

10.3.                        Failure of Condition.  Any condition specified in this Article 10 may be waived, if consented to in writing by the party whose performance is subject to satisfaction of the condition.

10.4.                        Termination.  The obligations and rights associated with the Third Tranche may be terminated at any time prior to the Third Closing Date:

(A)                              By the mutual consent of the Company and Investor;

(B)                                By the Company or Investor if the Closing will not have occurred on or before July 16, 2011, (or such later date as may be mutually agreed to in writing);

(C)                                By Investor, if any condition in Section 10.1 becomes incapable of fulfillment as of the Third Closing Date, provided that Investor has not waived such condition, and provided further that such incapability of fulfillment is not the result of a material act or omission on the part of Investor or an Affiliate of Investor; or

(D)                               By the Company, if any condition in Section 10.2 becomes incapable of fulfillment as of the Third Closing Date, provided that the Company has not waived such condition, and provided further that such incapability of fulfillment is not the result of a material act or omission on the part of the Company or an Affiliate of the Company.

Termination of the rights and obligations associated with the Third Tranche under any of the preceding clauses (B) through (D) will be effective two (2) Business Days after the party seeking termination gives the other parties written notice of such termination.  Notwithstanding any term in this Section 10.4, a party will not have a right to terminate the rights and obligations associated with the Third Tranche (except by mutual written consent pursuant to Section 10.4(A)) if the failure to satisfy any condition to closing results in any material respect from the breach (or anticipated breach) of such terminating party of any of its representations, warranties, covenants or agreements contained in this Agreement.

10.5.                        Effect of Termination.  Termination of the Third Tranche pursuant to Section 10.4 will terminate all obligations and rights of the parties related to the Third Tranche.  Termination of the Third Tranche pursuant to Section 10.4 will not be deemed to release any party from any liability for a breach of any term hereof (nor a waiver of any right in connection therewith) and will be in addition to any other right or remedy a party has under this Agreement or otherwise.  The exercise of a right of termination is not an election of remedies.

11.                               GOVERNANCE MATTERS.

11.1.                        Investor Right to Designate Nominee for Director.  Investor will have the right to designate one (1) individual for election or appointment to the Board of Directors (the “Investor’s Designee”), so long as Investor owns at least five percent (5%) of the outstanding Common Stock.  Investor agrees that the foregoing is a right to designate a person for election to the Board of Directors, not a right to appoint directly to the Board of Directors, and therefore is subject to Investor’s Designee obtaining sufficient votes for election from the stockholders of the Company except in the case of the appointment of David Ludvigson as of the First Closing Date, which will be accomplished by the Board of Directors action only.  The Board of Directors will not designate a competing nominee against the Investor’s Designee except as required by stockholder action.  Until such time as Investor makes such designation, and at any time after such conditions for nomination cease to be satisfied or Investor otherwise has no nominee on the Board of Directors, Investor will have the right to send a non-voting observer to all Board of Directors meetings as long as Investor holds at least five percent (5%) of the total issued and outstanding number of shares of Common Stock.  The non-voting observer may participate in discussions of matters brought to the Board of Directors, including the right to receive all notices, minutes, consents and other materials, financial and otherwise, which the Company provides to the Board of Directors, such copies to be delivered to the address specified by the non-voting observer; provided, however, that the Company reserves the right to exclude the non-voting observer from access to any material or meeting or portion thereof (a) if the Board of Directors reasonably believes that such material, meeting or portion thereof will involve information that should not reasonably be shared with any party outside of the Board of Directors; or (b) if the Company believes, upon advice of counsel, that such exclusion is reasonably necessary to any government contracts, security clearances, or to preserve attorney-client privilege.  The Company will give the non-voting observer written notice of any meeting of the Board of Directors simultaneously with that given to the members of the Board of Directors such that the non-voting observer will be able to exercise effectively the rights granted by this Section 11.1.  The Company will give the non-voting observer copies of any written actions by consent of the Board of Directors (other than such actions by consent which include the confidential information excluded in subpart (a) and (b) above).  The non-voting observer will execute a confidentiality agreement in form and substance reasonably satisfactory to the Board of Directors with respect to the information and discussions to which the non-voting observer has access pursuant to this Section 11.1.

11.2.                        Confidential Information.  The parties hereby expressly agree that any confidential information delivered by any party to any other party pursuant to this Agreement will be deemed “Confidential Information” subject to all of the terms and provisions contained in that certain mutual non-disclosure agreement substantially in the form attached as Exhibit E (the

“Confidentiality Agreement”) dated July 16, 2010, by and among the Corgenix Group and the Elitech Group (as those terms are defined in the Confidentiality Agreement).

12.                               CHANGE OF CONTROL PROCESS.  The following will govern Investor’s rights and responsibilities with respect to a potential Change of Control transaction at any time from the First Closing Date through to the third (3rd) anniversary of the First Closing Date.

12.1.                        Decision to Solicit Offers.  If the Board of Directors determines to initiate the solicitation of offers or indications of interest in pursuing a Change of Control transaction (without having first received an unsolicited offer from a third party), then the Board of Directors will, consistent with its fiduciary duty to maximize shareholder value, design a process in consultation with legal counsel and any financial advisor the Board of Directors elects to engage at the time. Investor may participate in the process to the extent it desires to be involved, on the terms established by the Board of Directors to govern the solicitation of offers process. The parties expect that this process may include some form of auction, however limited in nature, in which an investment banker identifies reasonably likely acquisition candidates to approach. The parties intend that, if all other offered terms are equal (such as, for example, conditions to close or timing), and assuming a successful commercial relationship exists between the parties at the time, an equal financial value offered by Investor would be considered to be a superior offer.

12.2.                        Unsolicited Offer.  If the Company receives an unsolicited third-party offer (or indication of interest in making an offer) with respect to a Change of Control transaction, it will provide prompt written notice (“Notice of an Offer”) of the details of that offer to Investor. If the Board of Directors elects to begin a process that could lead to a Change of Control (in response to that unsolicited offer), then it will (a) commence negotiations with the unsolicited bidder and with Investor to seek the highest value available from those parties; and (b) consider retaining the services of an investment banker to guide the process, to ensure that all reasonably identifiable third-party bidders are involved, and/or to render a fairness opinion if a deal is reached. If a definitive agreement is entered into based on those discussions, and if deemed necessary or appropriate by the Board of Directors, then the Company will endeavor to include a market check right in any definitive agreement, to allow the Company to “test the market” with respect to the price obtained.  If Investor is the highest bid, it will permit a market check of at least a sixty (60) calendar day period, on terms and in the manner the Board of Directors believes will best comply with its fiduciary duties to the stockholders of the Company. Investor or, if applicable, the third-party bidder, would be informed of the progress and results of any market check analysis. The Company would evaluate any revised offer from Investor or the third party, along with any other offers received during the market check.  If, however, the unsolicited offer leads to a Board of Directors decision to explore a sale of the Company, but not on terms offered by, or not with, the unsolicited third-party bidder, then the Company would proceed under the process set forth in Section 12.1 above.  The Notice of an Offer may provide Investor a specified period of time within which to submit its own offer, such time period to be determined in the discretion of the Board of Directors.  If Investor does not provide an offer within any time period prescribed by the Board of Directors, then Investor will be deemed to have waived all further rights pursuant to this Article 12 related to the then contemplated Change of Control transaction.

12.3.                        Offer Irrevocable.  Any offer delivered by Investor under Sections 12.1 or 12.2 will be irrevocable for a period ending on the ninety-fifth (95th) day following the date of the Board of Director’s receipt of the Investor’s offer (the “Offer Period”).

12.4.                        Recommend an Offer.  Upon receipt of all final offers, the Board of Directors will review and assess, in accordance with their fiduciary duties, each offer presented and determine which offer is the best offer (if any) to be recommended and presented to the stockholders of the Company.

12.5.                        Stockholder Approval.  If the Board of Directors has elected to proceed with a Change of Control transaction, then in accordance with applicable law and the Bylaws and Articles of Incorporation of the Company, the Board of Directors will schedule a special meeting of the stockholders to vote on the proposed Change of Control.

12.6.                        No Default.  Investor’s rights pursuant to this Article 12 will be terminated and of no further force or effect upon the existence of a default by Investor under this Agreement, by Elitech UK Limited under the Distribution Agreement or by Elitech under the Joint Product Development Agreement, provided such default is not cured within thirty (30) calendar days after notice of the existence of such default.

13.                               CORGENIX U.K. LTD. EMPLOYEE MATTERS.

13.1.                        Employment Offers.  Elitech may, but is not required to, cause Elitech UK Limited to make offers of employment to some of Corgenix U.K. Ltd.’s employees or seek to engage some of Corgenix U.K. Ltd.’s employees as independent contractors or consultants.  Effective upon the First Closing Date, for those former employees of the Company that are offered employment and accept such offers of employment and become employees of Elitech UK Limited (each such employee, a “Former Corgenix Employee”), the Company hereby waives for itself and on behalf of Corgenix U.K. Ltd., for the benefit of Elitech and Elitech UK Limited, any and all restrictions in any agreement relating to (a) non-competition with the Company or its Affiliates subsequent to termination of employment; or (b) maintenance of confidentiality of any information for the benefit of the Company or its Affiliates.  Elitech UK Limited will be exclusively liable for all compensation and all health, welfare, disability, retirement, severance and other benefits that Elitech UK Limited provides to any Former Corgenix Employee on or after the date on which such Former Corgenix Employee accepts an offer of employment and becomes an employee of Elitech UK Limited.  Corgenix U.K. Ltd. will be exclusively liable for all such compensation, benefits, and associated taxes and social charges that it provides to such Former Corgenix Employee prior to such date.

13.2.                        Cooperation on Employment Offers.  The Company and Elitech will reasonably cooperate, and each party will cause its respective Affiliates to reasonably cooperate, with each other so that on a mutually determined date prior to the closing of the Second Tranche, Corgenix U.K. Ltd. will distribute to its employees designated in writing by Elitech UK Limited a general form of employee offer letter.  The Company agrees to use, and to cause Corgenix U.K. Ltd. to use, commercially reasonable efforts under communications reasonably approved in advance by Elitech and Elitech UK Limited to obtain signed copies of the offer letters from the designated employees.

14.                               MISCELLANEOUS.

14.1.                        Default.  In the event that a party is in breach of this Agreement the non-breaching party will send written notice to the breaching party describing such breach and permitting the breaching party thirty (30) calendar days to cure such breach.  If the breaching party does not cure such breach, such party will be in default under the terms of this Agreement.

14.2.                        Survival of Representations and Warranties.  All representations and warranties made by the Company and Investor in this Agreement and in certificates or other documents delivered pursuant hereto will survive the making of the investments and the carrying out of the transactions contemplated by this Agreement and the sale, issuance, and delivery of the shares of Common Stock purchased pursuant to the respective Closing for a period of two (2) calendar years after such representation and warranty is made.  Notwithstanding anything in this Agreement to the contrary, the parties to this Agreement hereby agree that no claim based on a breach of any representation or warranty may be made after the second anniversary of the most recent Closing.  All covenants, agreements, representations and warranties expressly made in this Agreement will be binding upon any successors and assigns of the Company and Investor.

14.3.                        Permitted Disclosures.  No party to this Agreement will make any press release or public announcement with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other parties (which consent shall not be unreasonably withheld, delayed or conditioned); provided, however, that any party may make any disclosure or announcement that such party, after consultation with its legal counsel, determines that it is obligated to make pursuant to applicable law or regulation of any national securities exchange or in order to discharge its fiduciary duties, in which case, the party desiring to make the disclosure shall consult with the other parties and give due consideration to the comments as such other parties may have prior to making such disclosure or announcement.

14.4.                        Successors and Assigns.  The terms and conditions of this Agreement will inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

14.5.                        Notices.  Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement will be in writing and will be conclusively deemed to have been duly given (a) when hand delivered to the other parties; (b) when received if sent by facsimile or electronic mail to the number or the email address set forth below provided that the sending party receives a confirmation of delivery; (c) three (3) Business Days after deposit in the U.S. mail with first class or certified mail receipt requested postage prepaid and addressed to the other parties as set forth below; or (d) forty-eight (48) hours after deposit with an internationally recognized overnight delivery service, postage prepaid, addressed to the parties as set forth below with next-business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.

To the Company:

Corgenix Medical Corporation

Attention: President

11575 Main Street, Suite 400

Broomfield, Colorado 80020

Facsimile:  (303) 453-8896

Email: Dsimpson@corgenix.com

Copy to:

Husch Blackwell Sanders LLP

Attention: Robert P. Attai

1700 Lincoln Street, Suite #4700

Denver, Colorado 80203

Facsimile:  (303) 749-7272

Email: robert.attai@huschblackwell.com

To Investor or Elitech:

Wescor, Inc.

Attention: Michael Saunders

370 West 1700 South

Logan, Utah 84321

Facsimile:  (425) 752-4127

Email:  m.saunders@elitechgroup.com

Copy to:

Jackson Walker L.L.P.

Attention:  L. Scott Brown

901 Main Street, Suite 6000

Dallas, Texas 75202

Facsimile:  (214) 661-6869

Email:  sbrown@jw.com

Each person making a communication hereunder by facsimile or electronic mail will promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile or electronic mail, but the absence of such confirmation will not affect the validity of any such communication.  A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 14.5 by giving the other parties written notice of the new address in the manner set forth above.

14.6.                        Governing Law.  This Agreement and any controversy arising out of or relating to this Agreement will be governed by and construed in accordance with the general corporation law of the State of Nevada as to matters within the scope thereof, and as to all other matters will be governed by and construed in accordance with the internal laws of the State of Colorado, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Colorado.

14.7.                        Venue.  Each of the parties consents and submits to the jurisdiction of the federal courts located in the District of Colorado in connection with any suits or other actions arising between the parties under this Agreement, and consents and waives any objections to the venue of such action or proceeding in the federal courts located in the District of Colorado.

14.8.                        Remedies.  No remedy herein conferred is intended to be exclusive of any other remedy herein or as provided by law, but each will be cumulative and will be in addition to every other remedy set forth in the Transaction Documents or the Exhibits.  Notwithstanding anything in this Agreement to the contrary, no party will be obligated to any other Person for any consequential, incidental, indirect, special, exemplary or punitive damages or losses based on future revenue, income or profits, diminution of value or loss of business reputation or opportunity.

14.9.                        Expenses. Except as expressly stated otherwise in this Agreement, each party will bear its own costs and expenses incurred in connection with the transactions contemplated herein.

14.10.                  Severability.  If any term, provision, covenant, or condition of this Agreement, or its application to any person or circumstance, will be held by a court of competent jurisdiction to be invalid, unenforceable, or void, the remainder of this Agreement and such term, provision, covenant, or condition as applied to other persons or circumstances will remain in full force and effect.

14.11.                  Incorporation of Exhibits.  The Exhibits identified in this Agreement are incorporated herein by reference and made a part hereof.

14.12.                  Entire Agreement; Amendments.  The Transaction Documents and the other documents and agreements delivered pursuant thereto constitute the full and entire understanding and agreement among the parties with respect to the subject hereof and thereof.  The provisions of this Agreement may be amended only in writing and signed by a duly authorized representative of each of the Company, Elitech and Investor.

14.13.                  Authorization.  Each of the undersigned representatives of the parties warrants and represents that he or she is duly authorized to execute this Agreement on behalf of the respective party for which he or she signs, and that the organization on whose behalf he or she signs is currently in good standing in the jurisdiction where organized.

14.14.                  Number and Tense.  Throughout this Agreement, as the context may require, the singular number includes the plural, and the plural number includes the singular.

14.15.                  Headings.  The headings of the articles and sections of this Agreement are inserted for convenience only and will not be deemed to constitute a part of this Agreement.

14.16.                  Counterparts.  This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

14.17.                  Delays, Omission, and Waivers.  No delay or omission to exercise any right, power or remedy accruing to the Company or to Elitech and Investor upon any breach or default of any party hereto under this Agreement will impair any such right, power or remedy of the Company, Elitech or Investor, nor will it be construed to be a waiver of any such breach or default or an acquiescence therein, nor will any similar breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring; nor will any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of the Company, Elitech or Investor of any breach or default under this Agreement or any waiver on the part of the Company, Elitech or Investor of any provisions or conditions of this Agreement must be in writing and will be effective only to the extent specifically set forth in such writing.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the day and year first written above.

THE COMPANY:	CORGENIX MEDICAL CORPORATION, a
Nevada corporation

By: Douglass T. Simpson
Its: President and Chief Executive Officer

ELITECH:	FINANCIÈRE ELITECH SAS, a
société par actions simplifiée organized under the laws of France

By: Pierre Debiais
Its: President

INVESTOR:	WESCOR, INC., a
Utah corporation

By: Janice Wallentine
Its: Chief Financial Officer

EXHIBITS CHECKLIST

Exhibit	Title

A	Form of Assignment and Assumption Agreement

B	Form of Distribution Agreement

C	Form of Joint Product Development Agreement

D	Form of Warrant

E	Form of Confidentiality Agreement

EXHIBIT A

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

[See attached.]

SCHEDULE A

DISTRIBUTORSHIP AGREEMENTS

EXHIBIT B

FORM OF DISTRIBUTION AGREEMENT

[See attached.]

EXHIBIT C

FORM OF JOINT PRODUCT DEVELOPMENT AGREEMENT

[See attached.]

EXHIBIT D

FORM OF WARRANT

[See attached.]

EXHIBIT E

FORM OF CONFIDENTIALITY AGREEMENT

[See attached.]